Exhibit 99.1

NEW YORK, April 12, 2012 -- ValCom, Inc. (Pink Sheets: VLCO) has announced the April 12, 2012 special meeting of the shareholders has been adjourned. The Notice of Adjournment is appended below.

Tim Harrington, Chief Executive Officer of ValCom, Inc., and Patrick C. Willemsen, President and Chairman of the Board, pursuant to Article I Section 3 of the Company Bylaws, hereby adjourn the April 12, 2012 meeting of the stockholders until a future date and time to be determined.

The meeting is adjourned for the following reasons, constituting proper purpose, pursuant to Article I Section 3 of the Company Bylaws:

  The Special Meeting was called by less than 10% of the holders of outstanding capital stock of the Corporation entitled to vote, as necessary pursuant to Article I Section 2 of Company Bylaws.
  Of the fifteen "shareholders" who called the special meeting, only seven appear on the official ValCom Shareholder List, provided by Company's Stock Transfer Agent, Continental Stock and Transfer Company. The seven shareholders who do appear on the list hold only 9,521,754 shares of ValCom stock, not the 12,593,950 that they claim to own, and significantly less than the 10% threshold amount required to call a special shareholder meeting pursuant to Article I Section 2 of Company Bylaws.
  Before a shareholder vote can proceed, the Company must audit and determine the total number of outstanding shares of ValCom. Pursuant to the ValCom 10-Q for the period ending June 30, 2011, there were 178 million outstanding voting shares reported. According to the most recent Shareholder List provided by the Company Stock Transfer Agent, there are significantly more outstanding shares, and it is unknown how many of these shares have voting rights and also which shares may have been issued without proper authorization.
  According to Article I Section 4 of the Company bylaws, each stockholder entitled to vote at any meeting shall be given written notice of such meeting. Not all shareholders of ValCom were given written notice of this special meeting, and the meeting is therefore in violation of Company Bylaws.
  The special shareholder meeting is in violation of 17 C.F.R. subsection 240.14a-6(b), which requires copies of the proxy statement, form of proxy, and all other soliciting materials to be filed with the Securities Exchange Commission. Further, Article I Section 10(j) of the Company Bylaws requires that all proxies comply with Section 14 of the Securities Exchange Act, or the Rules and Regulations promulgated thereunder.

Notice of the rescheduled meeting will be duly given pursuant to the Company Bylaws.

/s/Tim Harrington

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Tim Harrington, CEO

/s/ Patrick C. Willemsen

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Patrick C. Willemsen, President and Chairman of the Board

About ValCom, Inc.

Based in Clearwater, FL, ValCom, Inc. is a diversified, fully integrated, independent entertainment company that has been in operation since 1983. ValCom, Inc., through its operating divisions and subsidiaries, creates and operates full service facilities that accommodate film, television and commercial productions with its four divisions comprised of television and film production, broadcasting (My Family TV Network), distribution, and live theatre. For more information, please visit the company's website at www.valcom.tv

Note About Forward-Looking Statements

With the exception of historical information, this press release may contain forward-looking statements as that are made pursuant to the "safe harbor" provisions as defined within The Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Forward-looking statements may be identified by words including "anticipates," "believes," "intends," "estimates," and similar expressions. In addition, any other statements which contain characterizations of future events or circumstances are forward-looking statements. These statements are based upon management's current expectations as of the date of this press release. Actual results may differ materially from the expectations contained in this press release due to a number of risks and uncertainties relating to our business which are discussed in detail in the ValCom's periodic filings with the Securities and Exchange Commission. ValCom, Inc. does not undertake any responsibility to publicly update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

For More Information, Contact:

Silvana Costa Manning
T: (973) 588-7084